Exhibit 10.1

ETERNA THERAPEUTICS INC.

RESTATED 2020 STOCK INCENTIVE PLAN

AWARD AGREEMENT

Notice of Restricted Stock Grant

Eterna Therapeutics Inc. (the “Company”) has awarded to you (“Participant”) the number of shares of Restricted Stock set forth below under the Company’s Restated 2020 Stock Incentive Plan (the “Plan”).

Participant Name:	[ ]

Grant ID:	[ ]

Grant Date:	[ ]

Number of Shares of Restricted Stock:	[ ]

Amount Paid by Participant for the Shares of Restricted Stock:	[ ]

Aggregate Fair Market Value of Restricted Stock on Date of Restricted Stock Grant:	[ ]

Country at Grant:	[ ]

Vesting Commencement Date:	[ ]

Vesting Schedule:	[ ]

Capitalized terms used but not defined in this Notice of Restricted Stock Grant (this “Notice”) or the attached Restricted Stock Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. This Notice and the Restricted Stock Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the Restricted Stock.

By accepting (whether electronically or otherwise) this grant of Restricted Stock, Participant acknowledges and agrees to the following:

1.	This grant of Restricted Stock is governed by all the terms and conditions of the Award Agreement and the Plan applicable to the grant of Restricted Stock, whether or not such terms and conditions are stated in the Award Agreement. The text of the Plan is incorporated herein by this reference. In the event of a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will prevail.

The Award Agreement, any exhibits attached thereto, and the Plan constitute the entire understanding between the Participant and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

The Participant and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the Award Agreement.

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2.	Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus (if required under applicable law), and the Company’s insider trading policy, the Company’s clawback policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to this grant of Restricted Stock and the Plan.

3.	Vesting of the Restricted Stock is subject to Participant’s continued [employment] [service] as [an] [a] [employee] [director] [consultant], which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.	The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in this Award Agreement.

6.	If Participant does not accept or decline this grant of Restricted Stock within 60 days of the Grant Date or by such other date that may be communicated to Participant by the Company, the Company will accept the grant of Restricted Stock on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the Restricted Stock set forth in the Plan and this Award Agreement. If Participant wishes to decline this grant of Restricted Stock, Participant should promptly notify [__] at [__]@eternatx.com. If Participant declines this grant of Restricted Stock, the Restricted Stock will be cancelled and no benefits from the Restricted Stock nor any compensation or benefits in lieu of the Restricted Stock will be provided to Participant.

Eterna Therapeutics Inc.	Participant

By:	Signature:
Title:	Date:

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ETERNA THERAPEUTICS INC.

RESTATED 2020 STOCK Incentive Plan

award agreement

Restricted Stock Terms and Conditions

1. Grant of Restricted Stock. The Company awards the Participant the number of shares of Restricted Stock shown on the accompanying Notice of Restricted Stock Grant (the “Notice”). This Restricted Stock Grant is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly. Notwithstanding the foregoing, no member of the Company Group shall be liable for any costs incurred by Participant under Section 409A of the Code and/or similar state laws.

2. Vesting. This Award will vest according to the Vesting Schedule set forth on the Notice. The period over which the Award vests is referred to as the “Restricted Period”.

3. [Change in Control; Acceleration]. [In the event of a Change in Control, and provided that the Participant is employed by (or rendering services to) the Company continuously from the Grant Date through the effective date of the Change of Control, 100% of the then unvested portion of this Award shall vest as of immediately prior to the effective date of such Change in Control.]

4. Dividend and Voting Rights. Unless otherwise provided in an Award Agreement, until the expiration of the Restricted Period:

4.1 (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) subject to Section 4.2, the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held; and

4.2 all dividends and distributions in respect of the Restricted Stock shall be held in escrow by the Company and subject to the same vesting terms and conditions as the shares of Restricted Stock and such dividends shall only be paid to the Participant upon vesting of the underlying shares of Restricted Stock; if any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid; and

4.3 if the Participant forfeits any rights the Participant has under this Award in accordance with Section 6, the Participant shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the shares of Restricted Stock evidenced by this Award and shall no longer be entitled to vote or receive dividends on such shares.

5. Certificates; Book Entry; Escrow. The Company may issue stock certificates or evidence the Participant’s interest in this Award by using a restricted book entry account with the Company’s transfer agent, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to this Award. Physical possession or custody of any stock certificates that are issued evidencing the shares of Restricted Stock subject of this Award shall be retained by the Company until such time as the Restricted Stock vests. Any such certificate(s) shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this Section. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.

The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company, provided, however, that the minimum number of shares released to the Participant in any individual release of share certificates must be at least twenty-five (25) shares (unless the release represents the final release of share certificates from escrow to Participant):

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When the Participant’s interest in shares of Restricted Stock vests, the Company shall, as applicable, either remove the notations on any such shares of Restricted Stock issued in book entry form or deliver to Participant a stock certificate representing a number of shares of Common Stock, equal to the number of shares of Restricted Stock with respect to which have become vested.

6. Non-Transferability. Subject to any exceptions set forth in the Award Agreement or the Plan, during the Restricted Period, neither this Award nor the rights relating thereto may be sold, anticipated, assigned, attached, garnished, optioned, transferred, alienated, pledged, or otherwise transferred or encumbered by the Participant or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any attempt to do any of the foregoing, during the Restricted Period shall be wholly ineffective and, if any such attempt is made, this Award will be automatically forfeited by the Participant and all of the Participant’s rights to and under this Award shall immediately terminate without any payment or consideration by the Company. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

7. Code Section 83(b) Election. The Participant represents and warrants that the Participant understands the Federal, state and local income tax consequences of the granting of this Award. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the unvested shares of Restricted Stock subject to this Award. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service within ten days such filing. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE DECISION AND RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE (OR ASSIST IN MAKING) THIS FILING ON THE PARTICIPANT’S BEHALF. MOREOVER, THE PARTICIPANT IS RELYING SOLELY ON THE PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A SECTION 83(b) ELECTION.

8. [Leaves of Absence. For purposes of this Award Agreement, while the Participant is a common-law employee, the Participant’s service does not terminate when the Participant goes on a bona fide leave of absence that was approved by the Committee in writing, if the terms of the leave provide for continued Service crediting, or when continued service crediting is required by applicable law. The Participant’s service terminates in any event when the approved leave ends, unless the Participant immediately returns to active work. The Committee shall determine which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Restricted Stock), and when the Participant’s service terminates for all purposes under the Plan.] [Intentionally Omitted.]1

1 First alternative to be used if the Participant is an employee.

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9. Restrictions on Issuance. The Company will not issue any Restricted Stock or shares of Common Stock if the issuance thereof at that time would violate any law or regulation.

10. Taxes and Withholding.

10.1 Responsibility for Taxes. By accepting this Award, the Participant acknowledges that, regardless of any action taken by the Company or, if different, any member of the Company Group that employs Participant (the “Employer”), the ultimate liability for all Taxes is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of this Award, including, but not limited to, the grant, vesting, or settlement of this Award, the subsequent sale of shares underlying this Award, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s liability for Taxes or achieve any particular tax result. Further, if the Participant is subject to Taxes in more than one jurisdiction, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Taxes in more than one jurisdiction. The Participant agrees to pay to the Company or the Employer any amount of Taxes that the Company or the Employer may be required to withhold or account for as a result of this Award that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the shares underlying this Award, or the proceeds of the sale of such shares, if the Participant fails to comply with its obligations in connection with the Taxes.

10.2 Withholding. Prior to the relevant taxable or Taxes withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Taxes. In this regard, the Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Taxes by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer or any member of the Company Group; (ii) withholding from proceeds of the sale of the shares underlying this Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization and without further consent); (iii) withholding shares underlying this Award, provided the Company only withholds a number of shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction; (iv) the Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or (v) any other arrangement approved by the Committee and permitted under applicable law.

Withholding for Taxes will be made in accordance with Section 13(c) of the Plan and such rules and procedures as may be established by the Committee, and in compliance with the Company’s insider trading policy, if applicable. In the event the Company or the Employer withholds more than the Taxes using one of the methods described above, the Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the shares sold or withheld.

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11. Restrictions on Resale. By signing this Award Agreement, the Participant agrees not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any shares acquired under this Award Agreement (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933 (“Securities Act”) or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Restricted Stock Grant in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, the Participant shall represent and agree at the time of grant of the Restricted Stock that the shares being acquired under this Award Agreement are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Participant may also be required, as a condition of this Award Agreement, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

12. No Retention Rights. Neither this Award nor this Award Agreement gives the Participant the right to be retained by the Company Group in any capacity. The Company Group the right to terminate the Participant’s service at any time and for any reason.

13. Extraordinary Compensation. In accepting this Award, Participant acknowledges, understands and agrees that: (a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan; (b) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been made in the past; (c) all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company; (d) the Participant is voluntarily receiving this Award; (e) this Award and the shares underlying this Award are not intended to replace any pension rights or compensation and are outside the scope of the Participant’s employment contract, if any; (f) this Award and the shares underlying this Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (g) unless otherwise provided in the Plan or by the Company in its discretion, this Award and the benefits evidenced by this Award Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and (h) neither the Company nor any member of the Company Group shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of this Award (or the calculation of income or Taxes thereunder) or of any amounts due to Participant pursuant to the terms of this Award or the subsequent sale of the shares underlying this Award.

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14. Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made to this Award by the Committee including to the number and kind of shares of Common Stock issuable pursuant to this Award.

15. Legends. All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate.

““SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TERMS, CONDITIONS, AND RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ETERNA THERAPEUTICS, INC. RESTATED 2020 STOCK INCENTIVE PLAN (THE “PLAN”), AND IN AN AGREEMENT ENTERED INTO BY AND BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND ETERNA THERAPEUTICS, INC. (THE “COMPANY”), DATED __ (THE “AWARD AGREEMENT”). A COPY OF THE PLAN AND THE AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

16. Notice. Any communication or notice relating to this Award Agreement shall be in writing, and mailed by registered or certified mail or delivered by hand, to the Company, to its principal place of business, attention: Chief Financial Officer, and if to the Participant, to the Participant’s address as appearing on the records of the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

17. Voluntary Participant. Participant acknowledge that the Participant is voluntarily participating in the Plan.

18. No Rights to Future Awards. The Participant’s rights, if any, in respect of or in connection with any future Restricted Stock are derived solely from the discretionary decision of the Company to permit the Participant to participate in the Plan and to benefit from a discretionary future Restricted Stock. By accepting this Award, the Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to the Participant or benefits in lieu of any other Award even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

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19. Future Value. The future value of the shares underling this Award is unknown and cannot be predicted with certainty. If the underlying shares do not increase in value after the Grant Date, this Award will have less value (or even no value) than it may have on the Grant Date.

20. No Advice Regarding Restricted Stock Grant. The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the shares underlying this Award. The Participant is hereby advised to consult with its own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

21. Clawback. By accepting this Award, the Participant acknowledges that the Participant is fully bound by, and subject to all of the terms and conditions of, the clawback policy adopted by the Company, as the same may be amended, modified or restated from time to time (the “Clawback Policy”), and the Participant agrees to abide by the terms of any the Clawback Policy. To the extent that the Committee determines that all or a portion of this Award or the shares of Common Stock issued in respect of this Award must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Participant shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of this Award or the shares of Common Stock issued in respect of this award under the Clawback Policy will be an event giving rise to a right to terminate for Good Reason (or any similar defined term) under any agreement with the Company. In the event of any conflicts between the terms of the Clawback Policy and the terms of the Plan or this Award Agreement, the terms of the Clawback Policy shall govern.

22. Other Information. The Participant agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the SEC Filings section in the Investor Relations section of the Company’s website at www.eternatx.com. The Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company’s Plan administrator.

23. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other grant materials by and among the Company and the members of the Company Group for the purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the members of the Company Group may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all grants, or any other entitlement to shares awarded, cancelled, received, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her employment or service will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent or instructing the Company to cease processing, is that the Company would not be able to grant Participant this Award or any other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

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24. Applicable Law. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of the State of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

25. Addendum and Sub-Plans. Notwithstanding any provisions in this Award Agreement, this Award shall be subject to any special terms and conditions set forth in any Addendum to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum (if any) constitutes part of this Award Agreement. Further, the Plan shall be deemed to include any special terms and conditions set forth in any applicable sub-plan for Participant’s country, and, if Participant relocates to a country for which the Company has established a sub-plan, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

26. Enforcement of Rights; Amendment. Except as contemplated by the Plan, no modification of or amendment to this Award Agreement, nor any waiver of any rights under this Award Agreement, shall be effective unless in writing signed by the parties to this Award Agreement to the extent it would alter or impair rights or obligations under this Award Agreement. The failure by either party to enforce any rights under this Award Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition or costs under Section 409A of the Code in connection with this Award.

27. Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

28. Language. If Participant has received this Award Agreement, the Plan or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

29. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Award and on any shares received under this Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

30. Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Award Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.

31. Successors and Assigns. The rights and benefits of this Award Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

32. Consent to Electronic Delivery and Participation. By accepting this Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses (if any), and all other documents, communications, or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to the Company’s stock plan administrator.

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement dated as of [          ], the undersigned hereby sells, assigns and transfers unto [          ] [          ] shares of the Common Stock of Eterna Therapeutics Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation, herewith, and does hereby irrevocably constitute and appoint _____________ attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: [Month] [Day], 20_____

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